SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS

                   (THE FUND - ORAL AND WRITTEN INSTRUCTIONS)

The undersigned hereby certifies that he/she is the duly elected and acting Treasurer of each fund listed on Exhibit A (the "Fund"), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund's Articles of Incorporation/Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Fund and Custodian dated April 26, 2001, and that the signatures appearing opposite their names are true and correct:

                        Senior Vice President,
Alfred Cherry           Research Director                     /s/ Alfred Cherry
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Molly Flewharty         Senior Vice President, Trading        /s/ Molly Flewharty
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Seth Frimere            Vice President, Trading               /s/ Seth Frimere
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Sean Perrotta           Trader                                /s/ Sean Perrotta
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Robert Rickard          Vice President, Trading               /s/ Robert Rickard
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

                        Vice President,
Brian Sison             Credit & Research                     /s/ Brian Sison
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Brian Vermeulen         Trader                                /s/ Brian Vermeulen
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

                        Vice President and
Edward Adrion *         Head of Equity Trading                /s/ Edward Adrion
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Christine Thoma*        Equity Settlement's Administrator     /s/ Christine Thoma
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Ernest Ramos*           Portfolio Administrator               /s/ Ernest Ramos
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Keith Delmar *          Senior Portfolio Administrator        /s/ Keith Delmar
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

                        Fixed Income Settlement's
Bora Yu *               Administrator                         /s/ Bora Yu
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

Jason R. Scheibel *     Manager, Portfolio Administration     /s/ Jason R. Scheibel
--------------------    -----------------------------------   ---------------------
Name                    Title                                 Signature

* These are the only individuals authorized to deliver Certificates and Oral Instructions to The Bank of New York for Delafield Fund, Inc.

     This certificate supersedes any certificate of Authorized Persons you may currently have on file.

                         By: /s/Anthony Pace
                         -----------------------
                                Anthony Pace
                         Title: Treasurer
                         Date: April 25, 2007
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
                                   SCHEDULE A

                         FUND                            TAX ID       SIC(1)            ADDRESS

California Daily Tax Free Income Fund, Inc.              13-3378458    MD
Connecticut Daily Tax Free Income Fund, Inc.             13-3260093    MD

CORTLAND TRUST, INC.

 General Money Market Fund                               22-6388239    MD
 Municipal Money Market Fund                             22-6391824    MD
 placecountry-regionU.S. Government Fund                 22-6391825    MD

Daily Tax Free Income Fund, Inc.                         13-3125130    MD
Delafield Fund, Inc.                                     13-3740311    MD
Florida Daily Municipal Income Fund                      13-3782942    MA BT(2)

DAILY INCOME FUND

 Money Market Portfolio                                  13-3758369    MA
 U.S. Treasury Portfolio                                 13-3823514    MA
 Government Portfolio                                    20-5540434    MA
 Municipal Portfolio                                     20-5540482    MA

New Jersey Daily Municipal Income Fund, Inc.             13-6957900    MD
New York Daily Tax Free Income Fund, Inc.                13-3211746    MD
Pax World Money Market Fund, Inc.                        13-3991781    MD

SHORT TERM INCOME FUND, INC.

 Money Market Portfolio                                  11-2521542    MD
 U.S. Government Portfolio                               13-3447258    MD

Tax Exempt Proceeds Fund, Inc.                           13-3502852    MD

ADMINISTERED FUNDS:

OFFSHORE FUNDS:
Daily Dollar International, Ltd.                         N/A           BVI Corp.
U.S. Dollar Floating Rate Fund, Ltd.                     N/A
Daily Dollar International, Ltd. II                      N/A           BVI Corp.

         1. SIC: State of Incorporation
         2. MA BT: Massachusetts Business Trust

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